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                                                                    EXHIBIT 10.6


                              STANDSTILL AGREEMENT

          THIS STANDSTILL AGREEMENT dated as of December 31, 2001, between AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"), and INTREPID CAPITAL CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, AJG has an option (the "Option") to acquire shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company and has entered into a Convertible Note Agreement (the "Convertible Note Agreement") and an Investment Agreement (the "Investment Agreement") with the Company, pursuant to which AJG may acquire additional shares of the Common Stock ; and

          WHEREAS, in order to provide a constructive and mutually beneficial relationship between AJG and the Company, the parties wish to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

1.       TERM OF AGREEMENT

         Except as otherwise expressly provided herein, (a) the covenants and agreements of AJG set forth in paragraphs 2(a), (b)(ii), (c), (d), (e), (f) and 4 hereof will continue in full force and effect until the earliest to occur of
(i) the date that AJG fully exercises the Option, and (ii) the date that AJG otherwise acquires direct or indirect beneficial ownership of at least 51% of the Common Stock (such date being referred to herein as the "First Termination Date"), and (b) the respective covenants and agreements of AJG and the Company contained in this Agreement other than the covenants and agreements referred to in paragraph 1(a) hereof will continue in full force and effect until the date that is three (3) years after the First Termination Date (the "Term").

2.       COVENANTS OF AJG

         Prior to the expiration of the Term or the earlier termination of this Agreement, and subject to the further provisions hereof:

         (a) Neither AJG nor any corporation or other entity controlled by AJG (collectively, the "AJG Group") will, directly or indirectly, alone or in concert with others, and no member of the AJG Group will advise, assist or encourage others to, acquire any class of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Securities") (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the AJG


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Group to greater than 51% of such total combined voting power of all the Voting
Securities then outstanding, provided that:

                  (i) the AJG Group may acquire Voting Securities without regard to the foregoing limitation if any of the following events shall occur:
(A) a tender or exchange offer is made by any person or 13D Group (as defined in paragraph 6(d) hereof) (other than an affiliate of, or any person acting in concert with, any member of the AJG Group) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such person or 13D Group, would represent more than 25% of the total combined voting power of all Voting Securities then outstanding, (B) it is publicly disclosed or AJG otherwise learns that Voting Securities representing more than 25% of the total combined voting power of all Voting Securities then outstanding have been acquired subsequent to the date hereof, or are proposed (in a public announcement or filing) to be acquired subsequent to such date by any person or 13D Group (other than an affiliate of, or any person acting in concert with, any member of the AJG Group), or (C) any person or 13D Group (not including affiliates or members of the AJG Group) shall beneficially own Voting Securities representing a percentage of the total combined voting power of all outstanding Voting Securities which exceeds the greater of (x) 25% or (y) the largest percentage of the total combined voting power represented by all Voting Securities owned at any time by the AJG Group, and would be required (under rules and regulations in effect on the date hereof) to file a statement on
Schedule 13D with the Securities and Exchange Commission (the "SEC") reporting beneficial ownership of such Voting Securities; and

                  (ii) no member of the AJG Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the AJG Group is increased as a result of a recapitalization of the Company or a repurchase, reclassification, split or consolidation of the capital stock of the Company or any other action taken by the Company or its affiliates other than the AJG Group.

         (b)(i) AJG shall take such action as may be required so that all Voting Securities owned by any member of the AJG Group are voted for nominees to the Board of Directors of the Company (the "Board") in the same proportion as the votes cast by other holders of Voting Securities, and no member of the AJG Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in opposition to the recommendation of the majority of the directors of the Company with respect to nominations to the Board; provided that Voting Securities owned by members of the AJG Group may be voted on the matters referred to in this paragraph 2(b)(i) as such members determine in their sole discretion, and any AJG Group member may solicit proxies or become a participant in a solicitation as described in this paragraph 2(b)(i), if (and at any time thereafter) (A) the Board shall have approved such actions, (B) the Company shall report a net loss for any fiscal year during the Term beginning with the 2002 fiscal year, (C) the principal executive officers of the Company shall have engaged in any act of illegality, gross negligence, willful misconduct or fraud in connection with their duties to the Company, or (D) the AJG Group believes, with the advice of counsel, that it is required to do so in the exercise of its fiduciary duties to the stockholders of the Company. AJG acknowledges and agrees that all transferees of Voting Securities held by AJG and any member of the AJG Group transferred during the Term, other than transferees in bona fide public offerings registered under the Securities Act of 1933, as amended (the "Act"), or in "brokers' transactions" (as such


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term is defined in Rule 144 under the Act) effected pursuant to Rule 144 under the Act, shall acquire such Voting Securities subject to the terms and conditions of this Section 2(b)(i).

                  (ii) AJG shall take such action as may be required so that all Voting Securities owned by any member of the AJG Group are voted on all matters to be voted on by the holders of Voting Securities other than those set forth in paragraph 2(b)(i) hereof in the same proportion as the votes cast by other holders of Voting Securities; provided that Voting Securities owned by members of the AJG Group may be voted as such members determine in their sole discretion on any Significant Event. As used herein, the term "Significant Event" means any charter or by-law amendment (other than a proposal to require cumulative voting in the election of directors), acquisition or disposition of assets (by way of merger, consolidation or otherwise), or change in capitalization, liquidation, or other action out of the ordinary course of business of the Company.

                  (iii) The members of the AJG Group, as holders of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Voting Securities beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

         (c) No member of the AJG Group shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities with any person not a member of the AJG Group.

         (d) No member of the AJG Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter; provided that if AJG opposes any solicitation by the Company's management with respect to any Significant Event, the Company shall include in its proxy statement in connection with such solicitation the fact that AJG opposes such solicitation and a brief statement of AJG's reasons for such opposition.

         (e) No member of the AJG Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the AJG Group).

         (f) No member of the AJG Group shall, directly or indirectly, offer, sell or transfer any Voting Securities without offering the Company a right of first refusal in the manner provided in paragraph 4 hereof, except (i) to another member of the AJG Group, (ii) pursuant to a bona fide public offering, registered under the Act of either Voting Securities or securities of any member of the AJG Group convertible into, or exercisable or exchangeable for, Voting Securities (provided that no sales of Voting Securities or securities convertible into, or exercisable or exchangeable for, Voting Securities are made to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the AJG Group, own or have the right to acquire Voting Securities representing more than 1% of the total combined voting power of all Voting Securities then outstanding), (iii) pursuant to a rights


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offering or a dividend or other distribution to stockholders of one or more members of the AJG Group (provided that if any affiliated person of AJG, who has agreed separately with the Company not to acquire Voting Securities, receives Voting Securities pursuant to a transaction described in this clause (iii), such person shall have agreed to be bound by the provisions of this Agreement applicable to the AJG Group and shall be deemed to be a member of the AJG Group for all purposes of this Agreement), (iv) pursuant to Rule 144 under the Act,
(v) in other transactions in which Voting Securities are not sold or transferred to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the AJG Group, own or have the right to acquire Voting Securities representing more than 1% of the total combined voting power of all Voting Securities then outstanding, (vi) pursuant to a private placement of such Voting Securities (provided that if such private placement involves the sale of 10% or more of the outstanding Voting Securities, then such AJG Group member proposing to sell such Voting Securities in such private placement shall have furnished to the Company a statement of the terms of the private placement and a list of the transferees, the Company approves of the transferees, which approval shall not be unreasonably withheld or delayed, and all transferees of such Voting Securities in such private placement shall have agreed in writing to be bound by the provisions of this Agreement applicable to the AJG Group), or
(vii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan or the foreclosure of any lien or encumbrance which may be placed upon any Voting Securities (whether voluntarily or involuntarily).

3.       COVENANTS OF THE COMPANY

         Prior to the expiration of the Term or the earlier termination of this Agreement, and subject to the further provisions hereof:

         (a) The Company will not take or recommend to its stockholders any action during the term of this Agreement which would impose limitations on the legal rights of the AJG Group as Company stockholders other than those imposed pursuant to the express terms of this Agreement, including, without limitation, any action which would impose restrictions (i) based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to the AJG Group and not to security holders generally; or (ii) with reference to Common Stock generally, by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities.

         (b) The Company will furnish to AJG's designees on the Board all information that is provided to the other directors of the Company.

         (c) The Company will furnish to AJG all information that is required by generally accepted accounting principles to enable AJG to account properly for its investment in the Company.


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4.       RIGHT OF FIRST REFUSAL

         Prior to the First Termination Date, to the extent required by paragraph 2(f) hereof, any member of the AJG Group, prior to making any offer to sell, sale or transfer of Voting Securities, shall give the Company the opportunity to purchase such Voting Securities in the following manner:

         (a) Any member of the AJG Group intending to make such an offer, sale or transfer shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the number of Voting Securities proposed to be disposed of and the proposed price therefor, and any specific offer to purchase such Voting Securities theretofore received and then remaining open, identifying the offeror and setting forth all the terms of such offer (including, without limitation, price). For purposes hereof, a bona fide third-party tender or exchange offer to purchase Voting Securities shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase.

         (b) The Company shall have the right, exercisable by written notice given by the Company to the party which gave the Transfer Notice within 10 business days after receipt of such Notice (or in the case of a tender or exchange offer, no later than 24 hours prior to the latest time by which Voting Securities must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer), to purchase (or to cause a person designated by the Company to purchase) all, but not a part of, the Voting Securities specified in such Notice for cash at the price set forth therein. If the purchase price specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as jointly determined by a nationally recognized investment banking firm selected by each party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by them) of such other property included in such price. For this purpose:

                  (i) The parties shall use their best efforts to cause any determination of the value of any securities included in the purchase price to be made within three business days after the date of delivery of the Transfer Notice. If the firms selected by AJG and the Company are unable to agree upon the value of any such securities within such three-day period, the parties shall promptly select a third firm whose determination shall be made within an additional three-day period and shall be conclusive.

                  (ii) The parties shall use their best efforts to cause any determination of the value of property other than securities to be made within seven business days after the date of delivery of the Transfer Notice. If the firms selected by AJG and the Company are unable to agree upon a value within such seven-day period, the parties shall promptly select a third firm whose determination shall be made within an additional three-day period and shall be conclusive.

                  (iii) The date on which the Company must exercise its right of first refusal shall be extended until three business days after the determination of the value of property included in the purchase price.


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         (c)      If the Company exercises its right of first refusal
hereunder, the closing of the purchase of the Voting Securities with respect to which such right has been exercised shall take place within 30 calendar days (or if approval of such purchase by the Company's stockholders is required by law or pursuant to any regulatory rule or policy, within 90 calendar days) after the Company gives notice of such exercise. Upon exercise of its right of first refusal, the Company shall be legally obligated to consummate the purchase contemplated thereby, shall use its best efforts to secure all approvals required in connection therewith, and shall be liable in damages to AJG (or the selling member of the AJG Group), including, without limitation, damages for AJG's or such selling member's reasonable attorneys fees and expenses, if for any reason, including, without limitation, the failure to obtain any requisite approvals, the purchase is not consummated.

         (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the party giving the Transfer Notice shall be free during the period of 90 calendar days following the expiration of such time for exercise to sell the Voting Securities specified in such Notice at the price specified therein or at any price in excess thereof.

5.       TERMINATION

         (a) Notwithstanding any other provision of this Agreement, either party may terminate this Agreement, in its sole discretion, if the other party fails to perform or observe any of its material obligations pursuant to this Agreement. In addition, the Company shall have the right to terminate this Agreement, in its sole discretion, as provided in paragraph 6(b) hereof.

         (b) In the event of the termination of this Agreement pursuant to this paragraph 5, AJG will cause all its designees serving on the Board or any committee of the Board pursuant to the Investment Agreement to resign from the Board and any such committee, effective as of the date of such termination.

6.       MISCELLANEOUS

         (a) AJG, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

         (b) If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subjects any member of the AJG Group to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the operations of the AJG Group taken as a whole, then such member of the AJG Group shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this paragraph 6(b) shall not apply to any such violation or


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regulation resulting in part from activities or operations of any member of the
AJG Group other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement.

         (c) The Company, at its sole cost and expense, will prepare and file a Form 13(d) or 13(g), and any other forms required to be filed with the SEC or the NASD, on behalf of AJG on a timely basis, upon review and execution by AJG. The provisions of this paragraph 6(c) shall survive the termination of this Agreement.

         (d) If requested in writing by the Company, AJG shall present or cause to be presented promptly all certificates representing Voting Securities now owned or hereafter acquired by members of the AJG Group, for the placement thereon of the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

         The securities represented by this certificate are subject to the provisions of a Standstill Agreement dated as of December 31, 2001, between AJG Financial Services, Inc. and Intrepid Capital Corporation, and may not be sold or transferred except in accordance therewith. A copy of said Agreement is on file at the office of the Corporate Secretary of Intrepid Capital Corporation.

         The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against the transfer of Voting Securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for any Voting Securities that are no longer subject to the restrictions contained in this Agreement.

         (e) As used herein, (i) the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act, (ii) the term "person" shall mean any individual, partnership, corporation, trust, limited liability company or other entity, and (iii) the term "13D Group" shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

         (f) This Agreement, together with the Option, the Convertible Note Agreement, the Investment Agreement and the other agreements executed and delivered pursuant hereto and thereto, contains the entire understanding of the parties with respect to the subject matter hereof, and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

         (g) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


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         (h)      For the convenience of the parties, any number of
counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         (i) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests shall be deemed to have been properly served if given by personal delivery, or if transmitted by telecopy, or if delivered to Federal Express or other reputable overnight carrier for next Business Day delivery, charges billed to or prepaid by shipper, or if deposited in the United States mail, registered or certified with return receipt requested, proper postage prepaid, addressed as follows:

         If to the Company:         Intrepid Capital Corporation
                                    3652 South Third Street
                                    Suite 200
                                    Jacksonville Beach, Florida 32250
                                    Attn:  Forrest Travis
                                    Fax No.:  904-246-3533

         With a copy to:            Steven E. Fox, Esq.
                                    Rogers & Hardin
                                    2700 International Tower
                                    Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Fax No.:  404-525-2224

         If to AJG:                 AJG Financial Services, Inc.
                                    Two Pierce Place
                                    Itasca, Illinois 60143-3141
                                    Attn:  Kerry S. Abbott, Esq.
                                    Assistant General Counsel
                                    Fax No.:  (630) 285-4272

         With a copy to:            Stephen A. Landsman, Esq.
                                    Piper Marbury Rudnick & Wolfe
                                    203 North LaSalle Street, Suite 1800
                                    Chicago, Illinois 60601
                                    Fax No.:  (312) 236-7516

         Each notice, demand or request shall be effective upon personal delivery, or upon confirmation of receipt of the applicable telecopy, or one
(1) business day after delivery to a reputable overnight carrier in accordance with the foregoing, or three (3) business days after the date on which the same is deposited in the United States mail in accordance with the foregoing. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall not adversely impact the effectiveness of any such notice, demand or request. Service by personal delivery upon the Company or AJG shall be valid only


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if delivered personally to an officer of the Company or AJG, respectively. Any addressee may change its address for notices hereunder by giving written notice in accordance with this paragraph 6(i).

         (j) From and after the Termination Date or earlier termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect, and the parties shall be under no further obligation with respect thereto.

         (k) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

         (l) This Agreement shall become effective on the date first written above.




                             [Signatures Next Page]


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         IN WITNESS WHEREOF, AJG and the Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                    INTREPID CAPITAL CORPORATION


                                    By:      /s/ Forrest Travis
                                       ----------------------------------------
                                       Name:  Forrest Travis
                                       Title: President


                                    AJG FINANCIAL SERVICES, INC.


                                    By:      /s/ Mark P. Strauch
                                       ----------------------------------------
                                       Name:    Mark P. Strauch
                                       Title: Executive Vice President